EXHIBIT 5.1

                   [Letterhead of Preston Gates & Ellis, LLP]



                                 March 31, 2006



Zeolite Exploration Company
Youth Pioneer Park
Tainan Economic and Technological Development Zone
Tai'an City, Shandong Province 271000
People's Republic of China

                  Re:      Registration Statement on Form SB-2
                           -----------------------------------

Gentlemen:

         We have acted as counsel to Zeolite Exploration Company (the "Company") in connection its Registration Statement on Form SB-2, as may be amended and supplemented from time to time (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed resale by the selling stockholders (the "Selling Stockholders") named in the prospectus made part of the Registration Statement of 8,312,603 shares of the Company's common stock, $.00001 par value ("Common Stock"), held by the Selling Stockholders (the "Shares").

         For purposes of rendering this opinion, we have examined originals or copies of such documents and records as we have deemed appropriate. In conducting such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and conformity to original documents of all documents submitted to us as copies.

         Based upon and subject to the foregoing and the effect, if any, of the matters discussed below, after having given due regard to such issues of law as we deemed relevant, we are of the opinion that the Shares are legally issued, fully paid and non-assessable.

         We are furnishing this opinion to the Company solely in connection with the Registration Statement. This opinion may not be relied on by, nor copies delivered to, any other person or entity without our prior written consent. Notwithstanding the preceding sentence we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" and elsewhere in the Registration Statement and related Prospectus of the Company.

                                                    Very truly yours,

                                                   /s/ Preston Gates & Ellis LLP